UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 29, 2018

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2018, Earle MacKenzie retired as Executive Vice President – Special Projects of Shenandoah Telecommunications Company (the “Company”). Mr. MacKenzie previously served as Executive Vice President and COO of the Company until May 8, 2018.

Effective July 1, 2018, the Company entered into a consulting agreement with Mr. MacKenzie pursuant to which he will provide advisory services to the Company. The initial term of the consulting agreement will be for 12 months from the effective date. Mr. MacKenzie will perform up to 40 hours of services each month as may be reasonably requested by the Company. In consideration of the foregoing services, Mr. MacKenzie will be paid $12,000 per month, with additional hourly pay to the extent he provides more than 40 hours of services in any given month. In addition, Mr. MacKenzie will be reimbursed for all reasonable business expenses. The consulting agreement also contains provisions regarding confidentiality, non-competition, non-solicitation and non-disparagement during the term of the consulting agreement and one year thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: June 29, 2018	/s/ James F. Woodward
James F. Woodward
Senior Vice President - Finance and Chief Financial Officer